UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2011
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ANADIGICS, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE (State or other jurisdiction of incorporation)	000-51532 (Commission File Number)	22-2582106 (IRS Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey   07059
          (Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (sec General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On March 28, 2011, ANADIGICS, Inc., (the “Company”) announced the resignation of Mario Rivas as President and Chief Executive Officer of the Company and director of the Company, effective March 28, 2011.

On March 28, 2011, the Company announced the resignation of Greg White as Senior Vice President - RF Products, effective March 28, 2011.

(c)   On March 28, 2011, the Company appointed Ronald Michels, age 57, to serve as President and Chief Executive Officer and to fill the vacancy on the Board of Directors as a result of Mr. Rivas’ departure, effective March 28, 2011.  Mr. Michels was previously the Senior Vice President – Chief Technology and Strategy Officer and had served the Company in that capacity since 2009.  He was selected by the Board of Directors for his knowledge of broadband and wireless product design, marketing and sales, communications systems, industry and customer base and semiconductor processing and manufacturing. Prior to that Mr. Michels was the Senior Vice President Broadband Products. Mr. Michels joined ANADIGICS in 1987 and has served in several management and executive positions during that time. Prior to joining ANADIGICS, he held various engineering and management positions in Lockheed Electronics, New Jersey Public Broadcasting, and K & M Broadcasting. Mr. Michels earned his Bachelors degree in Electrical Engineering from the New Jersey Institute of Technology. He holds several U.S. Patents, has authored a number of publications in the area of RF communications and serves on the Lehigh University Electrical & Computer Engineering Advisory Board.  An amendment to Mr. Michels’ existing employment agreement will be filed as an amendment to this 8-K when available.

On March 28, 2011, the Company appointed Thomas Shields, age 51, to serve as Chief Operating Officer in addition to his current role as Executive Vice President and Chief Financial Officer of the Company in which capacity he has served since January 2006.  He was selected by the Board of Directors for his familiarity with the Company’s operations and broad knowledge of the products and sales and marketing areas.  He had previously served as Senior Vice President and Chief Financial Officer of the Company from July 1999. Prior to joining the Company, Mr. Shields served as Vice President and Controller of Fisher Scientific Company from 1997 to 1999. From 1994 to 1997, Mr. Shields served as Vice President and Controller for Harman Consumer Group. From 1986 to 1994, Mr. Shields served in various positions with Baker & Taylor, Inc. Mr. Shields received his B.S. and M.B.A. degrees from Fairleigh Dickinson University. Mr. Shields has been a member of the national Board of Directors for TechAmerica (formerly American Electronics Association) since 2005.  An amendment to Mr. Michels’ existing employment agreement will be filed as an amendment to this 8-K when available.

On March 28, 2011, the Company appointed John van Saders, age 52, to serve as Senior Vice President - RF Products, effective March 28, 2011.  Mr. van Saders was previously the VP, Advanced Development and had served the Company in that capacity since re-joining the Company in 2007.  He was selected by the Board of Directors for his product knowledge and technical background. Beginning in 2001, he served as the VP, Engineering and Manufacturing for ASIP, an optoelectronics startup which later merged with T-Networks. His responsibilities included product and business development, InP wafer fab construction and operation, process development, reliability, and establishing all manufacturing operations. He originally joined ANADIGICS in 1990 as a design engineer, serving in several management and executive product development positions. An employment agreement relating to Mr. van Saders’ appointment will be filed as an amendment to this 8-K when available.

A copy of the Company’s press release announcing Mr. Michels’, Mr. Shields’ and Mr., van Saders’ appointments and Mr. Rivas’ and Mr. Whites’ resignations is attached hereto as exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.                      Description

99.1                      Press release, dated as of March 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           March 28, 2011

ANADIGICS, Inc.
By:   /s/  Thomas C. Shields
Name:  Thomas C. Shields
Title:   Executive Vice President and Chief Financial Officer

Exhibit 99.1

ANADIGICS, Inc. Announces Resignation of CEO Mario Rivas and SVP Greg White. Appoints Ron Michels as CEO, Tom Shields as COO and John Van Saders as SVP.   First Quarter of 2011 Revenue Guidance Remains on Track with Prior Revenue Guidance

WARREN, NJ, March 28, 2011 - ANADIGICS, Inc. (Nasdaq: ANAD), announced the resignation of President and Chief Executive Officer Mario Rivas and Senior Vice President Greg White.  The Company also announced that it’s First Quarter 2011 revenue guidance remains on track with previous revenue guidance of $42 - $44 million.

Ron Michels, who was the SVP, Chief Technology and Strategy Officer, will assume the responsibilities of the CEO, Tom Shields, who currently serves as EVP & CFO, will assume the additional post of COO and John Van Saders, who was the VP Advanced Technology, will serve as SVP RF Products.

Lew Solomon, Chairman of the Board of Directors, said, "Mario has been instrumental in ANADIGICS return to profitability during 2010 and we wish him well in his future endeavors. We are grateful to him for his efforts and success at helping ANADIGICS better realize the Company's potential. The Board is confident moving forward under the leadership of Ron Michels, a proven ANADIGICS executive respected by his peers and our customers, and one of the key executives driving our successful turnaround. We remain focused and in a strong competitive position given the Company's world-class organization, momentum with customers, targeted product families, and product roadmap."

Michels, 57, joined ANADIGICS in 1987 and was SVP/General Manager of Broadband Products during the period of 2005 – 2009.   Prior to that, he served and has served in several management and executive positions during that time. Prior to joining ANADIGICS, he held various engineering and management positions in Lockheed Electronics, New Jersey Public Broadcasting, and K & M Broadcasting. Mr. Michels earned his Bachelors degree in Electrical Engineering from the New Jersey Institute of Technology. He holds several U.S. Patents, has authored a number of publications in the area of RF communications and serves on the Lehigh University Electrical & Computer Engineering Advisory Board.

Shields, 51, joined ANADIGICS in 1999 and has been the Executive Vice President and Chief Financial Officer of the Company since January 2006. He had previously served as Senior Vice President and Chief Financial Officer of the Company from July 1999. Prior to joining the Company, Mr. Shields served as Vice President and Controller of Fisher Scientific Company from 1997 to 1999. From 1994 to 1997, Mr. Shields served as Vice President and Controller for Harman Consumer Group. From 1986 to 1994, Mr. Shields served in various positions with Baker & Taylor, Inc. Mr. Shields received his B.S. and M.B.A. degrees from Fairleigh Dickinson University. Mr. Shields has been a member of the national Board of Directors for TechAmerica (formerly American Electronics Association) since 2005.

Van Saders, 52, is a long term veteran of ANADIGICS.   He had previously served as VP Advanced Development since 2007.  From the period of 2001 to 2006, he served as the VP, Engineering and Manufacturing for ASIP, an optoelectronics startup which later merged with T-Networks. He originally joined ANADIGICS in 1990 as a design engineer, serving in several management and executive product development positions.  He earned a Masters degree in Electrical Engineering (Communication Theory) from NJIT and holds a Bachelors degree from Stevens Institute of Technology in Optical Physics. He has several patents in circuit design and optical processing, and has authored a number of technical publications.

About their new roles President and Chief Executive Officer Ron Michels stated, “ANADIGICS is a great company with innovative technology and talented people. I am looking forward to working more closely with the team. We will work hard to make sure we keep the confidence and trust of our customers during this transition and beyond.”

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards. ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs. Headquartered in Warren, NJ, the company's award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components that can be purchased individually or packaged as integrated RF and front-end modules. For more information, visit www.anadigics.com.

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Investor Relations
Thomas Shields
ANADIGICS, Inc.
Tel: +1 908 412 5995
Email: tshields@anadigics.com